EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Camco Financial Corporation 2013 Equity Incentive Plan of our report dated March 18, 2013, with respect to the consolidated financial statements of Camco Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ PLANTE & MORAN, PLLC

Auburn Hills, Michigan

November 1, 2013